Exhibit 99.1

 Greatbatch, Inc. Reports Record Quarterly Sales; Increases Sales and Earnings
                               Guidance for 2006

    CLARENCE, N.Y.--(BUSINESS WIRE)--July 26, 2006--Greatbatch, Inc. (the "Company") (NYSE: GB) today reported its results for the second quarter ended June 30, 2006.

    Business Highlights


    --  Achieved record quarterly sales for:

        -- Total Company - sales of $70.6 million, up 11% from $63.5 million in the second quarter of 2005.

        -- Implantable Medical Components - sales of $59.8 million, up 9% from $54.8 million in the second quarter of 2005.

            -- 2005 sales included approximately $3 million of additional revenue related to customer field actions, primarily impacting ICD batteries and capacitors. Adjusting for this effect, sales increased by 15%.
            -- The increase was primarily due to sales of new assembly products and continued growth in coated electrodes.

        -- Electrochem Commercial Power - sales of $10.8 million, up 24% led by continued strength in the oil and gas market.

    -- Diluted Earnings Per Share (EPS) under U.S. Generally Accepted Accounting Principles (GAAP) were $0.21. Adjusted EPS, excluding move-related expenses, severance costs and stock-based compensation under FAS123R, were $0.32. (See Table A for reconciliation to GAAP), which compares to $0.33 in the second quarter of 2005. The current quarter's results reflect the impact of the planned increase in net RD&E costs of $2.5 million (pre-tax).

    -- Facilities update - The initial planned shield assembly moves have been completed with all quality and financial goals achieved. The final move of the filtered feedthrough product line from Carson City is scheduled to be completed during the third quarter of 2006. The move of the Columbia feedthrough facility is on-going. The construction of the manufacturing area is complete and the class 10,000 clean room is in the process of being validated. This move is scheduled for completion in mid-2007, as originally planned.

    --  Raising 2006 full year financial guidance as follows:
        -- Full year 2006 projected sales are being increased to a range of $270 - $280 million.
        -- Full year 2006 EPS estimates are being increased to a range of $0.70 - $0.83 from the previous guidance numbers of $0.60 - $0.70.

    Edward F. Voboril, Chairman and Chief Executive Officer commented, "Our second quarter results reflect the continued strength across both our medical and commercial product lines. This quarter's sales performance came on the heels of a first quarter record. Despite the volatility in our markets, our growth continues, which reflects our success in increasing our competitive position in the marketplace. A key driver in leveraging our earnings growth is the successful completion of our various consolidation initiatives. I'm pleased to report that to date, we continue to meet both our own internal facility consolidation goals as well as the requirements of our customers. These operating initiatives, combined with our new product investments and extensive search for new market opportunities, has us strategically positioned for long-term growth," Voboril concluded.

    Sales Summary
    The following table summarizes the Company's sales by business unit and major product line for the second quarters of 2006 and 2005 (dollars in thousands):



Business Unit/Product Lines                     2006     2005     %
                                             2nd Qtr. 2nd Qtr. Change
---------------------------------------------------------------------
Implantable Medical Components ("IMC"):
       ICD Batteries                         $10,994  $12,608    -13%
       Pacemaker & Other Batteries             5,930    6,315     -6%
       ICD Capacitors                          5,339    5,954    -10%
       Feedthroughs                           14,301   15,859    -10%
       Enclosures                              7,105    6,019    +18%
       Other Medical                          16,087    8,031   +100%
                                             -------- --------
Total Implantable Medical Components          59,756   54,786     +9%
Electrochem Commercial Power ("ECP")          10,842    8,738    +24%
                                             -------- --------
    Total Sales                              $70,598  $63,524    +11%
                                             ======== ========

Profit & Loss Summary
The following table summarizes selected information derived from the condensed consolidated statement of operations for the second quarters in 2006 and 2005 (dollars in thousands):


                                               2006     2005      %
                                             2nd Qtr. 2nd Qtr. Change
---------------------------------------------------------------------
Gross Profit(1)                              $26,777  $24,161    +11%
Gross Margin                                   37.9%    38.0%

SG&A Expenses                                 $9,865   $8,481    +16%
SG&A Expenses as % of Sales                    14.0%    13.4%

RD&E Expenses, net                            $6,142   $3,657    +68%
RD&E Expenses, net as % of Sales                8.7%     5.8%

Operating Income                              $7,127   $8,022    -11%
Operating Margin                               10.1%    12.6%

Effective Tax Rate                             34.5%    30.0%

    (1) Gross profit in 2005 has been revised to include the effect of amortization of intangible assets of $1.0 million, which was previously included in operating expenses below the gross profit calculation.
    Gross margin remained relatively unchanged from last year as lower manufacturing costs offset unfavorable product mix stemming from higher sales of assembly products and lower medical battery sales volume.
    The increase in SG&A expenses is primarily due to the expensing of stock options under FAS123R.
    The increase in net RD&E expenses is primarily due to a planned increase in spending on new research and development programs ($1.5 million), coupled with lower customer reimbursements for development charges in the current quarter compared to the second quarter last year ($1.0 million). RD&E as a percentage of sales is expected to continue to increase to a range of 9% to 9.5% for the full year 2006.

    Outlook
    Considering the performance of the first two quarters, the Company is revising its guidance as follows (dollars in millions, except per share amounts):


                                            Current       Previous
---------------------------------------------------------------------
Sales: Medical                            $231 - $239    $224 - $232
       Commercial                         $ 39 - $ 41    $ 36 - $ 38
                                        -------------- --------------
Total Sales                               $270 - $280    $260 - $270

GAAP EPS                                 $0.70 -$0.83   $0.60 -$0.70
Adjusted EPS (excluding move & FAS123R)  $1.18 -$1.30   $1.15 -$1.25*

Effective tax rate                                34%            34%
Capital expenditures                      $ 22 - $ 27    $ 22 - $ 27

* Previous guidance for Adjusted EPS would have been $1.08 to $1.17 assuming 26 million shares outstanding as in the current period.

Table A: GAAP EPS Reconciliation
---------------------------------------------------------------------
                                 2006       2005          2006
                              2nd Qtr.   2nd Qtr.  Full Yr. Guidance
---------------------------------------------------------------------
GAAP EPS:                        $0.21      $0.23       $0.70 -$0.83

Carson City facility
 closure/relocation               0.02       0.02        0.06 - 0.06
Columbia facility
 closure/relocation               0.04         -         0.14 - 0.15
Medical power facility
 closure/relocation                  -       0.02        0.02 - 0.02
Asset dispositions and other      0.01       0.06        0.07 - 0.11
Corporate development expenses    0.02         -         0.02 - 0.02
                            ---------- ---------- ------------------
   Other operating expense        0.09       0.10        0.31 - 0.36

Incremental stock-based
 compensation                     0.02         -         0.10 - 0.13
                            ---------- ----------
EPS - adjusted                   $0.32      $0.33       $1.18 -$1.30
                            ========== ==========
Diluted weighted average
 shares outstanding (000's)  26,200(1)  26,100(1)          26,200(1)
                            ========== ==========

(1) Includes 4.2 million shares for the dilutive effect of the convertible notes into common stock.

Table B: Operating Income Reconciliation (dollars in thousands):
---------------------------------------------------------------------
                                2006       2005          2006
                              2nd Qtr.   2nd Qtr.  Full Yr. Guidance
---------------------------------------------------------------------
Operating Income as reported:   $7,127     $8,022    $24,000 -$28,500

Carson City facility
 closure/relocation                850        677      2,200 -  2,200
Columbia facility
 closure/relocation              1,400          -      5,700 -  6,000
Medical power facility
 closure/relocation                 52        818        700 -  1,000
Asset dispositions & other         540      2,506      3,200 -  4,800
Corporate development expenses     801          -        800 -    800
                             ---------- ---------- ------------------
   Other operating expense       3,643      4,001     12,600 - 14,800
Incremental stock-based
 compensation(1)                   900          -      4,000 -  5,000
                             ---------- ----------
   Operating Income -
    adjusted                   $11,670    $12,023    $42,000 -$48,000
                             ========== ==========
   Operating margin -
    adjusted                     16.5%      18.9%       15%  -  17%
                             ========== ==========

(1) Approximately 80% in SG&A; 12% RD&E; 8% Cost of Sales

    Conference Call
    The Company will host a conference call today, Wednesday, July 26, 2006 at 4:30 p.m. E.T. to discuss its quarterly results. The scheduled conference call will be webcast live and is accessible through the Company's website at www.greatbatch.com. The webcast will also include presentation visuals. The webcast will be archived on the Company's website for future on-demand replay. An audio replay will also be available beginning from 7:00 p.m. E.T. on July 26, 2006 until August 5, 2006. To access the replay, dial 888-286-8010 (U.S.) or 617-801-6888 (International) and enter the passcode 64311831.

    Forward-Looking Statements

    Some of the statements in this press release and other written and oral statements made from time to time by the Company and its representatives are "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended, and involve a number of risks and uncertainties. These statements can be identified by terminology such as "may," "will," "should," "could," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts," "potential" or "continue," or the negative of these terms or other comparable terminology. These statements are based on the Company's current expectations. The Company's actual results could differ materially from those stated or implied in such forward-looking statements. Risks and uncertainties that could cause actual results to differ materially from those stated or implied by such forward-looking statements include, among others, the following matters affecting the
Company: dependence upon a limited number of customers; customer ordering patterns; product obsolescence; inability to market current or future products; pricing pressure from customers; our ability to timely and successfully implement our cost reduction and plant consolidation initiatives; reliance on third party suppliers for raw materials, products and subcomponents; fluctuating operating results; inability to maintain high quality standards for our products; challenges to our intellectual property rights; product liability claims; inability to successfully consummate, integrate and protect against liabilities arising from acquisitions; unsuccessful expansion into new markets; competition; inability to obtain licenses to key technology; regulatory changes or consolidation in the healthcare industry; and other risks and uncertainties described in the Company's Annual Report on Form 10-K, and in other periodic filings with the Securities and Exchange Commission. The Company assumes no obligation to update forward-looking information in this press release whether to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results, financial conditions or prospects, or otherwise.

    About Greatbatch, Inc.

    Greatbatch, Inc. (NYSE: GB) is a leading developer and manufacturer of critical components used in implantable medical devices and other technically demanding applications. Additional information about the Company is available at: www.greatbatch.com.



                           GREATBATCH, INC.
      CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - Unaudited
                (In thousands except per share amounts)

                         Three months ended  Six months ended
                         ------------------  ----------------
                          June 30, July 1,  June 30, July 1,
                            2006    2005      2006     2005

Sales                     $70,598 $63,524  $138,705 $119,882
Cost and expenses:
Cost of sales - excluding
 amortization
of intangible assets       42,863  38,405    82,378   73,976
Amortization of intangible
 assets - cost of sales       958     958     1,916    1,916
Selling, general and
 administrative expenses    9,865   8,481    18,880   15,247
Research, development and
 engineering costs, net     6,142   3,657    12,040    8,058
Other operating expense,
 net                        3,643   4,001     6,312    6,389
                          ---------------- ------------------
Operating income            7,127   8,022    17,179   14,296
Interest expense            1,163   1,191     2,298    2,322
Interest income            (1,353)   (652)   (2,545)  (1,227)
Other income, net             (76)    (60)     (120)     (60)
                          ---------------- ------------------
Income before provision
 for income taxes           7,393   7,543    17,546   13,261
Provision for income
 taxes                      2,550   2,263     6,053    3,978
                          ---------------- ------------------
Net income                 $4,843  $5,280   $11,493   $9,283
                          ================ ==================

Earnings per share:
Basic                       $0.22   $0.24     $0.53    $0.43
Diluted                     $0.21   $0.23     $0.50    $0.42

Weighted average shares
 outstanding:
Basic                      21,800  21,600    21,800   21,500
Diluted                    26,200  26,100    26,200   25,900


                           GREATBATCH, INC.
           CONDENSED CONSOLIDATED BALANCE SHEETS - Unaudited
                            (In thousands)

ASSETS                                          June 30,  December 30,
                                                   2006       2005
Current assets:
  Cash and cash equivalents                        $44,180   $46,403
  Short-term investments                            71,639    65,746
  Accounts receivable, net                          40,854    29,997
  Inventories                                       51,612    45,184
  Refundable income taxes                                -       928
  Deferred income taxes                              5,615     6,257
  Prepaid expenses and other current assets          2,929     1,488
                                                  --------- ---------
          Total current assets                     216,829   196,003

Property, plant, and equipment, net                 96,963    97,705
Intangible assets, net                              58,227    60,143
Goodwill                                           155,039   155,039
Other assets                                         3,650     4,021
                                                  --------- ---------
Total assets                                      $530,708  $512,911
                                                  ========= =========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable                                  15,725    13,678
  Accrued expenses and other current liabilities    23,730    29,903
  Current portion of long-term debt                      -       464
                                                  --------- ---------
           Total current liabilities                39,455    44,045

Convertible subordinated notes                     170,000   170,000
Deferred income taxes                               32,542    30,261
                                                  --------- ---------
           Total liabilities                       241,997   244,306
                                                  --------- ---------

Stockholders' equity:
  Preferred stock                                        -         -
  Common stock                                          22        22
  Additional paid-in capital                       221,405   215,614
  Retained earnings                                 64,532    53,039
  Accumulated other comprehensive income (loss)      2,752       (70)
                                                  --------- ---------
           Total stockholders' equity              288,711   268,605
                                                  --------- ---------
Total liabilities and stockholders' equity        $530,708  $512,911
                                                  ========= =========

    CONTACT: Greatbatch, Inc.
             Anthony W. Borowicz, 716-759-5809
             Treasurer and Director, Investor Relations tborowicz@greatbatch.com